UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2008

ARKANOVA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51612	68-0542002
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

21 Waterway Avenue Suite 300 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  281-362-2787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The Agreement and Plan of Merger dated October 20, 2006, among the Company, Arkanova Acquisition Corp. and Arkanova Energy, Inc. (the “Agreement”) contains a provision which essentially provides that if during the 24 month period following March 1, 2007 (the “Closing Date”), we issue or agree to issue shares of our common stock, or issue or agree to issue options, warrants or other rights to acquire shares of our common stock, at an effective price per share which is less than $0.80 per share (as adjusted for any stock dividends, share splits, consolidations or recapitalizations), then the 18 former shareholders of Arkanova Energy, Inc. (the “AEI Shareholders”), on a pro rata basis, will be entitled to receive that number of additional shares of our common stock equal to the difference between $0.80 and the price at which the new shares are issued (or the exercise price of the options, warrants, or other rights to acquire shares, as the case may be), multiplied by 13,000,000 (being the number of shares of our common stock issued to the AEI Shareholders on the Closing Date.)

On or about March 1, 2007, our then President, Brian C. Doutaz, signed (but apparently did not deliver) separate, identical documents entitled “Covenant” for each of the Shareholders containing the same language as is set forth in Agreement (the “Anti-Dilution Covenant”).

In light of the potentially harmful effect to the Company of the Anti-Dilution Covenant, the Company, on or about June 2, 2008, sent a letter (the “Waiver Letter”) to each of the AEI Shareholders requesting that they (i) consent to the termination of the Anti-Dilution Covenant, (ii) waive all rights under the Anti-Dilution Covenant against the Company, and (iii) remise, release and forever discharge the Company of and from any and all claims relating to the Anti-Dilution Covenant.

As of June 18, 2008, we had received signed Waiver Letters from all 18 of the AEI Shareholders, thus effectively terminating the Anti-Dilution Covenant.

Item 9.01.  Financial Statements And Exhibits.

(d)           Exhibits.  The following exhibit has been filed as a part of this Current Report:

Exhibit Number	Description of Exhibit
2.1

Agreement and Plan of Merger dated October 20, 2006, among our company, Arkanova Acquisition Corp. our wholly owned subsidiary and Arkanova Energy, Inc. (incorporated by reference from our Current Report on Form 8-K filed on October 23, 2006.

20.1	Form of Waiver Letter sent to, and received from, the AEI Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

By:	/s/ Pierre Mulacek
Its:	Chief Executive Officer

DATED:  June 20, 2008